                                                                     EXHIBIT 4.1


        NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE STATE SECURITIES LAWS, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE.

Warrant No.             STOCK PURCHASE WARRANT            No. of Shares
           -----------                                                 --------

                  To Subscribe for and Purchase Common Stock of

                                 INTERLEAF, INC.

         THIS CERTIFIES that, for value received, [NAME] (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from INTERLEAF, INC., a Massachusetts corporation (hereinafter called the "Company"), at the Warrant Exercise Price defined below, [NUMBER] fully paid and non-assessable shares of the Company's Common Stock.

         This Warrant is one of an issue of the Company's Common Stock Purchase Warrants (herein the "Warrants"), identical in all respects except as to the names of the holders thereof and the number of shares of Common Stock purchasable thereunder, issued pursuant to the Purchase Agreement, as defined below.

1. Definitions. As used herein the following term shall have the following meaning:

          "Common Stock" means the Company's Common Stock, $.01 par value per share (the "Common Stock").

          "Purchase Agreement" means that certain Stock Purchase Agreement effective as of August 31, 1998 and executed on September 9, 1998 among the Company, PDR Automated Systems & Publications, Inc., and the Holder.

          "Warrant Exercise Price" means a price of two dollars and eighty-five cents ($2.85) per share, subject to adjustment as provided in Section 6.

          "Warrant Expiration Date" means February 28, 1999.

          "Warrant Shares" means the shares of Common Stock covered by this Stock Purchase Warrant.

3. Exercise of Warrant. The purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time after the date of issue and at any time prior to the Warrant Expiration Date, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Exercise Price per share multiplied by the number of Warrant Shares then being purchased. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Warrant Shares so purchased.

Partial Exercise; Exchange. Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrant holder a new Warrant certificate in respect of the Warrants evidenced hereby which are not exercised. These Warrants may be exchanged at the offices of the Company by surrender of this Warrant certificate properly endorsed for transfer for one or more new Warrant certificates for the same aggregate number of Warrants as evidenced by the Warrant certificate surrendered.

No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company's Board of Directors.

Shares to be Issued; Reservation of Shares. The Company covenants that the Warrant Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. Prior to the Warrant Expiration Date, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

3. Adjustments of Warrant Exercise Price and Number of Shares. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to shares covered by the unexercised portion of this Warrant.

No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise of this Warrant and the payment for the Warrant Shares so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Warrant and payment for the Warrant Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Company.

Sale or Transfer of the Warrant and the Warrant Shares; Legend. The Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933 and applicable state securities laws, or (ii) such sale or transfer is exempt from the registration requirements of such laws. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Warrant Shares shall bear a legend substantially in the following form, as appropriate:

          THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER

THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

4. Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company or in the case of the Company, at the address indicated therefor on the signature page of this Warrant, or, if different, at the principal office of the Company.

Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

Representations and Warranties of Holder. By accepting this Warrant, the Holder represents and warrants that he, she or it is acquiring this Warrant and the Warrant Shares upon exercise of the Warrant for his, her or its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that he, she or it is (a) experienced in the evaluation of businesses similar to the Company, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (c) has the ability to bear the economic risks of an investment in the Company, (d) has been furnished with or has had access to such information as is specified in subparagraph (b)(2) of Rule 502 promulgated under the Securities Act of 1933 and (e) has been afforded the opportunity to ask questions of and to receive answers from the officers of the Company and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Company.

5. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Warrant Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, INTERLEAF, INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE AS OF:  August 31, 1998

                                            INTERLEAF, INC.

                                            ----------------------------
                                            By:  Craig Newfield
                                                 Vice President and
                                                 General Counsel
                                            Address:  62 Fourth Street
                                                      Waltham, MA  02154

                                    EXHIBIT A


                               NOTICE OF EXERCISE


         To:      INTERLEAF, INC.


1. The undersigned hereby elects to purchase _________ shares of Common Stock of INTERLEAF, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (1) they first shall have been registered under applicable state securities laws or (ii) or an exemption from applicable state registration requirements is available.

In the event of partial exercise, please re-issue an appropriate Warrant exercisable for the remaining shares.


                                     -------------------------------


                                     Address:
                                             -----------------------
                                             -----------------------
                                             -----------------------


                                     -------------------------------
                                     (Signature)

                                     -------------------------------
                                     (Date)